Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

CTI BioPharma Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(o)

	Equity	Preferred Stock, $0.001 par value per share	457(o)

	Debt	Debt Securities	457(o)

	Other	Warrants	457(o)

	Other	Units	457(o)

	Unallocated (Universal) Shelf		457(o)	(1)(2)	(3)	$200,000,000	$92.70 per $1,000,000	$18,540(4)

Fees Previously Paid

	Total Offering Amounts					$200,000,000		$18,540

	Total Fees Previously Paid							—

	Total Fee Offsets							$10,255(5)

	Net Fee Due							$8,285
(1)

This registration statement registers such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities of one or more series, such indeterminate number of rights to purchase common stock, preferred stock and/or debt securities of one or more series, and such indeterminate number of units representing an interest in one or more shares of common stock or preferred stock, debt securities, warrants and/or rights in any combination as shall have an aggregate initial offering price not to exceed $200,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(3)

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $200,000,000.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(5)

Pursuant to Rule 457(p), the registrant hereby offsets the registration fee required in connection with this filing by $10,255, which represents a portion of the registration fee previously paid by the registrant with respect to certain unsold securities previously registered on a registration statement on Form S-1 (Registration No. 333-251161) (the “Prior Registration Statement”), initially filed with the Securities and Exchange Commission on December 7, 2020.